Apollo Group, Inc.
News Release
APOLLO GROUP, INC. REPORTS FISCAL 2007 FOURTH QUARTER AND YEAR-END
FINANCIAL RESULTS
•	Fourth quarter revenue increases 14.2% year-over-year

•	Fourth quarter degreed enrollments increase 11.1% year-over-year

•	Board of directors authorizes additional share repurchases of up to $500 million
     Phoenix, Arizona, October 22, 2007 — Apollo Group, Inc. (Nasdaq: APOL) (“Apollo Group” or the “Company”) today reported fiscal 2007 unaudited financial results for the fourth quarter and fiscal year ended August 31, 2007.
     Unaudited Fourth Quarter Fiscal 2007 Results of Operations
     Net income for the three months ended August 31, 2007 was $103.2 million, or $0.60 per diluted share (171.3 million weighted average shares outstanding), compared to $75.7 million, or $0.43 per diluted share (174.5 million weighted average shares outstanding) for three months ended August 31, 2006. Before giving effect to share-based compensation expense and special items of $19.7 million in the fourth quarter of 2007 and $31.5 million in the fourth quarter of 2006, earnings per diluted share were $0.67 in the fourth quarter of 2007, as compared to $0.54 in the fourth quarter 2006. (See the reconciliation of Generally Accepted Accounting Principles (“GAAP”) financial information to non-GAAP financial information in the tables section of this press release.) During the 2007 fourth fiscal quarter, the Company repurchased approximately 7 million shares of its common stock at a weighted average purchase price of approximately $61 for a total expenditure of $438 million. The repurchases are part of the $500 million authorization for the Company’s stock repurchase program approved by the Apollo Group board of directors in June 2007. On October 5, 2007, the Board of Directors authorized an increase of the share repurchase program to an aggregate of $500 million in share repurchases.
     Consolidated revenues for the three months ended August 31, 2007, totaled $713.9 million, which represents a 14.2% increase over the fourth quarter of fiscal 2006. Total degreed enrollments grew by 11.1% year-over-year to 313,700.
     Commenting on fiscal 2007, Brian Mueller, president of Apollo Group, Inc., said, “This was a rewarding year for Apollo Group and its stakeholders. We began seeing the benefits of the significant investments we made over the last couple of years and are very pleased with the progress we made both in our operations as well as from a corporate perspective. During the fiscal year we strengthened our management team, particularly in the finance and legal areas, and added additional talent and expertise to our board of directors. We also fortified our financial controls and corporate governance, and as a result, Apollo Group is a stronger company today.”
     Mr. Mueller continued, “We are pleased with our fourth quarter results as we again achieved double-digit revenue and enrollment growth, while continuing to produce significant cash flow and earnings growth. We have made productivity gains in our enrollment counselor effectiveness, advertising, student persistence, academic excellence and program expansion. As a result, we ended the fiscal year with approximately 313,700 students enrolled in our degree programs. During the fourth quarter alone we started a record 69,800 students.”

     Mueller added, “We enter fiscal 2008 with positive momentum and will continue to execute against our strategic plan to best position Apollo Group for long-term sustainable growth.”
     Instructional costs and services in the three months ended August 31, 2007, increased by $27.0 million to $327.2 million, a 9.0% increase, from $300.2 million in the three months ended August 31, 2006, primarily resulting from increases in employee-related expenses due to the higher enrollment numbers as well as an increase in bad debt expense. As a percentage of revenue instructional costs and services declined to 45.8% versus 48.0% a year ago.
     Selling and promotional expenses increased by $19.5 million to $173.8 million, a 12.6% increase in the three months ended August 31, 2007, from the three months ended August 31, 2006. During the fourth quarter, the Company experienced a slight decrease in its cost per New Degreed Enrollment (or Starts) which is calculated by dividing total selling and promotional expenses by the amount of new Starts for the quarter. This slight decrease is attributed to improved conversion rates and a lower advertising expense per Start, which was partially offset by higher enrollment counselor costs per Start.
     General and administrative (“G&A”) expenses increased by $28.1 million to $62.3 million, an 82.2% increase, in the three months ended August 31, 2007, from the three months ended August 31, 2006. As a percentage of revenues, G&A was 8.7% as compared to 5.5% in the prior year quarter. Before giving effect to special items primarily related to the stock option investigation and restatement costs of $6.4 million in 2007 and $1.6 million in 2006, G&A expenses were $55.9 million in the three months ended August 31, 2007, or 7.8% of revenues, compared to $32.6 million in the three months ended August 31, 2006, or 5.2% of revenues. The remaining increase is primarily attributable to higher share-based compensation expense and increased employee headcount to support the Company’s future growth.
     Financial and Operating Metrics (unaudited)
     Apollo Group reported the following unaudited financial data and operating metrics on a quarterly basis for the last eight quarters.
     Included in the table below is a correction of Apollo Group’s historical New Degreed Enrollments to adjust for errors and inconsistencies in the calculation with our previously reported definition, which has not changed. To reiterate and clarify, New Degreed Enrollments include any student who graduated from one degree program and started a new degree program (for example, a graduate of the Associates Degree program returns for a Bachelors Degree or a graduate of a Bachelors Degree program returns for a Masters Degree), as well as students who have been out of attendance for greater than 12 months and return to a program. Degreed Enrollments were not affected by this correction since a student completing one program and entering a new program is only counted as one enrollment (in the new program) and returning students out of attendance for greater than 12 months were already included in degreed enrollments.

	Q1 2006	Q2 2006	Q3 2006	Q4 2006
Revenues (in thousands)
Degree Seeking Gross Revenues (1)	$620,373	$559,824	$634,288	$613,329
Less: Discounts	(29,409)	(25,854)	(22,201)	(27,917)

Degree Seeking Net Revenues (1)	590,964	533,970	612,087	585,412
Single Course/ Continuing Ed Revenues (1)	3,684	3,993	6,826	7,660
Other (2)	34,025	32,587	34,484	31,841

	$628,673	$570,550	$653,397	$624,913

Revenue by Degree Type (in thousands) (1)
Associates	$73,226	$84,498	$99,050	$108,694
Bachelors	366,926	315,330	357,111	336,720
Masters	171,720	151,312	167,675	156,312
Doctoral	8,501	8,684	10,452	11,603
Less: Discounts	(29,409)	(25,854)	(22,201)	(27,917)

	$590,964	$533,970	$612,087	$585,412

Degreed Enrollment (1) (3)
Associates	49,000	54,900	63,600	74,000
Bachelors	149,200	145,500	145,200	140,700
Masters	68,000	66,700	64,500	63,400
Doctoral	3,200	3,700	3,900	4,200

	269,400	270,800	277,200	282,300

Degree Seeking Gross Revenues per Degreed Enrollment
Associates	$1,494	$1,539	$1,557	$1,469
Bachelors	2,459	2,167	2,459	2,393
Masters	2,525	2,269	2,600	2,465
Doctoral	2,657	2,347	2,680	2,763
All degrees (after discounts)	2,194	1,972	2,208	2,074

New Degreed Enrollments (1) (4)
Associates	18,100	18,900	21,300	24,300
Bachelors	20,300	20,900	22,200	23,200
Masters	11,000	10,700	10,900	12,300
Doctoral	500	700	600	700

	49,900	51,200	55,000	60,500

(1)	Represents information for UPX and Axia College only.

(2)	Represents revenues from IPD, CFP, WIU (excluding Axia college which is included in (1) ), Insight Schools and other.

(3)	Represents individual students enrolled in the Company’s degree seeking programs that attended a course during the quarter and did not graduate as of the end of the quarter (includes Axia students enrolled in WIU or UPX) (rounded to hundreds). Degreed Enrollments include any student who graduated from one degree program and started a new degree program (for example, a graduate of the Associates Degree program returns for a Bachelors Degree or a graduate of a Bachelors Degree program returns for a Masters Degree), as well as students who have been out of attendance for greater than 12 months and return to a program.

(4)	Represents individual students enrolled in the Company’s degree seeking programs that attended a course at least once during the quarter but did not attend a course in the last 12 months (includes Axia students enrolled in WIU or UPX) (rounded to hundreds). New Degreed Enrollments include any student who graduated from one degree program and started a new degree program (for example, a graduate of the Associates Degree program returns for a Bachelors Degree or a graduate of a Bachelors Degree program returns for a Masters Degree), as well as students who have been out of attendance for greater than 12 months and return to a program.

	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Revenues (in thousands)
Degree Seeking Gross Revenues (1)	$655,018	$602,256	$717,142	$706,069
Less: Discounts	(25,108)	(28,325)	(24,693)	(34,322)

Degree Seeking Net Revenues (1)	629,910	573,931	692,449	671,747
Single Course/ Continuing Ed Revenues (1)	5,010	5,352	6,680	8,004
Other (2)	32,866	29,410	34,263	34,171

	$667,786	$608,693	$733,392	$713,922

Revenue by Degree Type (in thousands) (1)
Associates	$124,527	$130,016	$164,807	$185,604
Bachelors	347,086	311,301	367,331	345,889
Masters	171,524	149,139	171,715	160,737
Doctoral	11,881	11,800	13,289	13,839
Less: Discounts	(25,108)	(28,325)	(24,693)	(34,322)

	$629,910	$573,931	$692,449	$671,747

Degreed Enrollment (1) (3)
Associates	83,000	88,300	98,600	104,500
Bachelors	139,900	139,300	141,400	138,700
Masters	64,400	66,100	66,200	65,300
Doctoral	4,500	4,700	4,900	5,200

	291,800	298,400	311,100	313,700

Degree Seeking Gross Revenues per Degreed Enrollment
Associates	$1,500	$1,472	$1,671	$1,776
Bachelors	2,481	2,235	2,598	2,494
Masters	2,663	2,256	2,594	2,462
Doctoral	2,640	2,511	2,712	2,661
All degrees (after discounts)	2,159	1,923	2,226	2,141

New Degreed Enrollments (1) (4)
Associates	27,400	26,300	31,000	31,300
Bachelors	22,600	22,700	21,800	23,800
Masters	11,800	11,500	11,600	13,900
Doctoral	700	700	600	800

	62,500	61,200	65,000	69,800

(1)	Represents information for UPX and Axia College only.

(2)	Represents revenues from IPD, CFP, WIU (excluding Axia college which is included in (1) ), Insight Schools and other.

(3)	Represents individual students enrolled in the Company’s degree seeking programs that attended a course during the quarter and did not graduate as of the end of the quarter (includes Axia students enrolled in WIU or UPX) (rounded to hundreds). Degreed Enrollments include any student who graduated from one degree program and started a new degree program (for example, a graduate of the Associates Degree program returns for a Bachelors Degree or a graduate of a Bachelors Degree program returns for a Masters Degree), as well as students who have been out of attendance for g reater than 12 months and return to a program.

(4)	Represents individual students enrolled in the Company’s degree seeking programs that attended a course at least once during the quarter but did not attend a course in the last 12 months (includes Axia students enrolled in WIU or UPX) (rounded to hundreds). New Degreed Enroll ments include any student who graduated from one degree program and started a new degree program (for example, a graduate of the Associates Degree program returns for a Bachelors Degree or a graduate of a Bachelors Degree program returns for a Masters Degree), as well as students who have been out of attendance for greater than 12 months and return to a program.
     Unaudited Fiscal 2007 Results of Operations
     Net income for the twelve months ended August 31, 2007 was $408.8 million, or $2.35 per diluted share, (173.6 million weighted average shares outstanding), compared to $414.8 million, or $2.35 per diluted share, (176.2 million weighted average shares outstanding) for the twelve months ended August 31, 2006. Before giving effect to share-based compensation expense and special items of $75.7 million in fiscal 2007 and $75.5 million in fiscal 2006, earnings per diluted share were $2.62 in fiscal 2007, as compared to $2.61 in fiscal 2006. (See the reconciliation of Generally Accepted Accounting Principles (“GAAP”) financial information to non-GAAP financial information in the tables section of this press release.)
     Consolidated revenues for Apollo Group for the twelve months ended August 31, 2007 were $2.7 billion, a 9.9% increase over the twelve months of fiscal 2006. Average quarterly degree enrollments grew by 10.5%.
     Instructional costs and services as a percentage of tuition and other net revenues increased in 2007 versus 2006 due primarily to an increase in bad debt expense and higher employee compensation and related expenses. Bad debt expense increased as a result of higher days sales outstanding (“DSOs”), longer receivable collection periods, and higher write-offs primarily from the Company’s associate’s degree program students. Employee compensation and related expenses increased primarily to support the 10.5% increase in average quarterly Degreed Enrollments.
     Selling and promotional expenses increased as a percentage of revenue in 2007 versus 2006 due primarily to an increase in the number of enrollment counselors to support leads for the Company’s Internet advertising campaign. During 2007, the Company experienced a slight increase in its cost per New Degreed Enrollment (or Starts) which is calculated by dividing total selling and promotional expenses by the amount of new Starts for the year. The hiring of an additional 600 enrollment counselors in the fourth quarter of 2006 increased the Company’s enrollment counselor compensation and related expenses. The productivity of these counselors improved during 2007, and as a result, the Company has experienced increased conversion rates. Also, in 2007 selling and promotional expenses increased as a result of the Company’s continued investment in Internet-based advertising campaigns and the launch of a nationally televised branding campaign.
     General and administrative expenses increased by 31.7% in 2007 versus 2006. Excluding special items, primarily related to the stock option investigation and restatement costs, general and administrative expense was $167.7 million and $125.4 million in 2007 and 2006, or 6.2% and 5.1% of revenue, respectively. The remaining increase in 2007 compared to 2006 is primarily related to higher employee headcount to support the Company’s growth and higher share-based compensation expense.
     Unaudited Balance Sheet
     As of August 31, 2007, the Company’s cash and marketable securities, excluding restricted cash, was $392.7 million as compared to $408.7 million as of August 31, 2006. DSOs increased from 31 days at August 31, 2006 to 38 days as of August 31, 2007. Deferred tuition revenue increased 22.7% to $167.3 million between August 31, 2007 and 2006.
     Conference Call Information
     The Company will hold a conference call to discuss these earnings results at 5:00 PM Eastern, 2:00 PM Phoenix time, today, Monday, October 22, 2007. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 19824133. A live webcast of this event may be accessed by visiting the Company’s website at: www.apollogrp.edu . A replay of the call will be available on the website or at (706) 645-9291 (conf. ID # 19824133 until October 31, 2007).
     About Apollo Group, Inc.
     Apollo Group, Inc. has been an education provider for more than 30 years, operating the University of Phoenix, the Institute for Professional Development, the College for Financial Planning, Western International University and Insight Schools. The Company offers innovative and distinctive educational programs and services at high school, college and graduate levels at 259 locations in 40 states and the District of Columbia; Puerto Rico; Alberta and British Columbia, Canada; Mexico and The Netherlands; as well as online throughout the world.
     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit

Apollo on the company website at: www.apollogrp.edu.
     Forward-Looking Safe Harbor
     Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, Degreed Enrollments and New Degreed Enrollments, and overall future prospects are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s most recently filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.
-Tables to Follow-
Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income

	Three Months
	Ended August 31,		Year Ended August 31,
	2007	2006	2007	2006
($ in thousands, except per share amounts)	(unaudited)		(unaudited)
Revenues:
Tuition and other, net	$713,922	$624,913	$2,723,793	$2,477,533

Costs and expenses:
Instructional costs and services	327,247	300,235	1,237,491	1,109,584
Selling and promotional	173,783	154,293	659,059	544,706
General and administrative	62,348	34,188	201,546	153,004
Goodwill impairment	—	20,205	—	20,205

Total costs and expenses	563,378	508,921	2,098,096	1,827,499

Income from operations	150,544	115,992	625,697	650,034
Interest income and other, net	9,660	5,633	31,600	18,054

Income before income taxes	160,204	121,625	657,297	668,088
Provision for income taxes	57,044	45,914	248,487	253,255

Net income	$103,160	$75,711	$408,810	$414,833

Earnings per share:

Basic income per share	$0.61	$0.44	$2.37	$2.38

Diluted income per share	$0.60	$0.43	$2.35	$2.35

Basic weighted average shares outstanding	169,770	172,981	172,309	174,351

Diluted weighted average shares outstanding	171,347	174,514	173,603	176,205

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	August 31,	August 31,
($ in thousands)	2007	2006
Assets:
Current assets
Cash and cash equivalents	$339,319	$309,058
Restricted cash	296,469	238,267
Marketable securities, current portion	31,278	45,978
Accounts receivable, net	190,912	160,583
Deferred tax assets, net, current portion	50,885	32,622
Other current assets	16,515	16,424

Total current assets	925,378	802,932
Property and equipment, net	364,207	328,440
Marketable securities, less current portion	22,084	53,692
Goodwill	29,633	16,891
Deferred tax assets, net, less current portion	80,077	53,131
Other assets	28,484	27,919

Total assets	$1,449,863	$1,283,005

Liabilities and Shareholders’ Equity:
Current liabilities
Accounts payable	$80,729	$61,289
Accrued liabilities	103,651	73,513
Current portion of long-term liabilities	21,093	23,101
Income taxes payable	43,351	47,812
Student deposits	328,008	254,130
Current portion of deferred revenue	167,003	135,911

Total current liabilities	743,835	595,756
Deferred revenue, less current portion	295	384
Long-term liabilities, less current portion	71,893	82,492

Total liabilities	816,023	678,632

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value	—	—
Apollo Group Class A nonvoting common stock, no par value	103	103
Apollo Group Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Group Class A treasury stock, at cost	(1,461,368)	(1,054,046)
Retained earnings	2,096,385	1,659,349
Accumulated other comprehensive loss	(1,281)	(1,034)

Total shareholders’ equity	633,840	604,373

Total liabilities and shareholders’ equity	$1,449,863	$1,283,005

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(Unaudited )

	Year Ended August 31,
($ in thousands)	2007	2006

Cash flows provided by (used in) operating activities:
Net income	$408,810	$414,833
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	54,027	27,735
Share-based compensation — conversion of UPX Online stock options	—	—
Tax benefits from stock options exercised	—	—
Excess tax benefits from share-based compensation	(2,095)	(17,476)
Depreciation and amortization	71,115	67,290
Amortization of marketable securities discount and premium, net	268	929
Provision for uncollectible accounts receivable	120,614	101,038
Goodwill impairment	—	20,205
Deferred income taxes	(46,040)	(19,705)
Changes in assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(150,943)	(89,019)
Other assets	(1,912)	5,609
Accounts payable and accrued liabilities	31,174	20,424
Income taxes payable	(2,440)	(1,579)
Student deposits	73,878	11,455
Deferred revenue	31,003	1,947
Other liabilities	3,090	7,322

Net cash provided by operating activities	590,549	551,008

Cash flows provided by (used in) investing activities:
Additions to property and equipment	(61,185)	(44,629)
Purchase of land and buildings related to new headquarters	(43,366)	(66,611)
Purchase of Insight Schools, net of cash acquired	(15,079)	—
Purchase of marketable securities including auction-rate securities	(1,575,635)	(1,420,055)
Maturities of marketable securities including auction-rate securities	1,621,636	1,636,283
(Increase) decrease in restricted cash	(58,163)	(6,530)
Purchase of other assets	(143)	(2,881)

Net cash provided by (used in) investing activities	(131,935)	95,577

Cash flows provided by (used in) financing activities:
Repurchase of Apollo Group Class A common stock	(437,735)	(514,931)
Issuance of Apollo Group Class A common stock	7,738	28,971
Cash paid for cancellation of vested options	—	(6,331)
Excess tax benefits from share-based compensation	2,095	17,476

Net cash used in financing activities	(427,902)	(474,815)

Currency translation gain (loss)	(451)	104

Net increase (decrease) in cash and cash equivalents	30,261	171,874
Cash and cash equivalents, beginning of year	309,058	137,184

Cash and cash equivalents, end of year	$339,319	$309,058

Supplemental disclosure of cash flow information
Cash paid during the year for income taxes	$293,089	$273,915
Supplemental disclosure of non-cash investing activities
Credits received for tenant improvements	$5,378	$11,709
Purchases of property and equipment included in accounts payable	$6,169	$12,934
Settlement of liability-classified awards through the issuance of treasury stock	$7,011	$—
Fair value adjustments for liability-classified awards	$6,963	$—

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
(Unaudited)
Instructional costs and services

				% of Revenues
	Three Months			Three Months
	Ended August 31,			Ended August 31,		% Change
($ in millions)	2007	2006		2007	2006	2007 vs. 2006
Employee compensation and related expenses	$109.2	$102.4	(1)	15.3%	16.4%	6.6%
Faculty compensation	63.1	55.0		8.8%	8.8%	14.7%
Classroom lease expenses and depreciation	52.4	51.6	(1)	7.3%	8.3%	1.6%
Other instructional costs and services	46.9	45.2	(1)	6.6%	7.1%	3.8%
Bad debt expense	37.3	28.8	(1)	5.2%	4.6%	29.5%
Financial aid processing costs	17.9	13.5		2.5%	2.2%	32.6%
Share-based compensation	0.4	3.7		0.1%	0.6%	-89.2%

Instructional costs and services	$327.2	$300.2		45.8%	48.0%	9.0%

Selling and promotional expenses

			% of Revenues
	Three Months		Three Months
	Ended August 31,		Ended August 31,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Enrollment advisors’ compensation and related expenses	$85.2	$71.2	11.9%	11.4%	19.7%
Advertising	73.5	68.8	10.3%	11.0%	6.8%
Other selling and promotional expenses	15.0	13.3	2.1%	2.1%	12.8%
Share-based compensation	0.1	1.0	0.0%	0.2%	-90.0%

Selling and promotional expenses	$173.8	$154.3	24.3%	24.7%	12.6%

General and administrative expenses

				% of Revenues
	Three Months			Three Months
	Ended August 31,			Ended August 31,		% Change
($ in millions)	2007	2006		2007	2006	2007 vs. 2006
Employee compensation and related expenses	$21.6	$13.1	(1)	3.0%	2.1%	64.9%
Share-based compensation	12.7	4.9		1.8%	0.8%	159.2%
Legal, audit, and corporate insurance	6.4	3.3		0.9%	0.5%	93.9%
Administrative space and depreciation	5.5	5.8	(1)	0.8%	0.9%	-5.2%
Other general and administrative expenses	16.1	7.1		2.2%	1.2%	126.8%

General and administrative expenses	$62.3	$34.2		8.7%	5.5%	82.2%

     The following special items are included in general and administrative expenses:

	Three Months
	Ended August 31,
	2007	2006	Line item included in above
Stock option investigation/ financial statement restatement	$2.1	$1.6	Other general and administrative expenses
Fair value adjustment for former employee stock options	4.3	—	Other general and administrative expenses

Subtotal	$6.4	$1.6

(1)	Prior year amounts have been reclassified to conform with 2007 presentation.

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
(Unaudited)
Instructional costs and services

				% of Revenues
	Year			Year
	Ended August 31,			Ended August 31,		% Change
($ in millions)	2007	2006		2007	2006	2007 vs. 2006
Employee compensation and related expenses	$424.4	$378.3	(1)	15.6%	15.3%	12.2%
Faculty compensation	236.9	212.3		8.7%	8.6%	11.6%
Classroom lease expenses and depreciation	205.2	194.3	(1)	7.5%	7.8%	5.6%
Other instructional costs and services	173.3	158.8	(1)	6.4%	6.4%	9.1%
Bad debt expense	120.6	101.0	(1)	4.4%	4.1%	19.4%
Financial aid processing costs	63.8	52.5		2.3%	2.1%	21.5%
Share-based compensation	13.3	12.4		0.5%	0.5%	7.3%

Instructional costs and services	$1,237.5	$1,109.6		45.4%	44.8%	11.5%

Selling and promotional expenses

			% of Revenues
	Year		Year
	Ended August 31,		Ended August 31,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Enrollment advisors’ compensation and related expenses	$320.3	$254.3	11.8%	10.3%	26.0%
Advertising	277.7	231.6	10.2%	9.3%	19.9%
Other selling and promotional expenses	58.0	56.5	2.1%	2.3%	2.7%
Share-based compensation	3.1	2.3	0.1%	0.1%	34.8%

Selling and promotional expenses	$659.1	$544.7	24.2%	22.0%	21.0%

General and administrative expenses

				% of Revenues
	Year			Year
	Ended August 31,			Ended August 31,		% Change
($ in millions)	2007	2006		2007	2006	2007 vs. 2006
Employee compensation and related expenses	$71.9	$77.7	(1)	2.6%	3.1%	-7.5%
Share-based compensation	37.6	13.0		1.4%	0.5%	189.2%
Legal, audit, and corporate insurance	15.5	13.3		0.6%	0.5%	16.5%
Administrative space and depreciation	21.1	21.8	(1)	0.8%	0.9%	-3.2%
Other general and administrative expenses	55.4	27.2		2.0%	1.2%	103.7%

General and administrative expenses	$201.5	$153.0		7.4%	6.2%	31.7%

     The following special items are included in general and administrative expenses:

	Year
	Ended August 31,
	2007	2006	Line item included in above
Former CEO severance	$—	$26.0	Employee compensation and related expenses
Stock option investigation/ financial statement restatement	14.7	1.6	Other general and administrative expenses
Stock option modifications	12.1	—	Share-based compensation
Fair value adjustment for former employee stock options	7.0	—	Other general and administrative expenses

Subtotal	$33.8	$27.6

(1)	Prior year amounts have been reclassified to conform with 2007 presentation.

Reconciliation of GAAP financial information to non-GAAP financial information (Unaudited)

	Three Months
	Ended August 31,				Year Ended August 31,
(in millions, except per share amounts)	2007		2006		2007		2006
Net income as reported	$103.2		$75.7		$408.8		$414.8

Reconciling items:
Share-based compensation	13.3		9.7		54.0		27.7
Special items	6.4	(1)	21.8	(2)	21.7	(3)	47.8	(4)

	19.7		31.5		75.7		75.5
Less: tax effects	(7.7)		(12.5)		(29.7)		(29.9)

	12.0		19.0		46.0		45.6

Net income adjusted to exclude share-based compensation expense and special items	$115.2		$94.7		$454.8		$460.4

Diluted weighted average shares outstanding	171.3		174.5		173.6		176.2

Diluted income per share adjusted to exclude share-based compensation expense and special items	$0.67		$0.54		$2.62		$2.61

(1)	The $6.4 million charge for the three months ended August 31, 2007, represents costs related to the stock option investigation and restatement ($2.1 million), as well as a non-cash fair value adjustment for stock options modified for former employees ($4.3 million).

(2)	The $21.8 million charge for the three months ended August 31, 2006, represents costs related to the stock option investigation and restatement ($1.6 million) as well as a charge for goodwill impairment ($20.2 million).

(3)	The $21.7 million charge for the year ended August 31, 2007, represents costs related to the stock option investigation and restatement ($14.7 million) as well as a non-cash fair value adjustment for stock options modified for former employees ($7.0 million).

(4)	The $47.8 million charge for the year ended August 31, 2006, represents severance charged in connection with the resignation of the Company’s former CEO ($26.0 million), costs related to the stock option investigation and restatement ($1.6 million), and a charge for goodwill impairment ($20.2 million).
Investor Relations Contact: Allyson Pooley ~ ICR ~ 310-954-1100 ~ apooley@icrinc.com
Company Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (480) 557-1719 ~ janess@apollogrp.edu
Press Contact: Christie Lowey ~ CKPR ~ (602) 417-0672 ~ clowey@ckpr.biz